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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of webMethods of our report dated May 1, 2000, except for Note 17, as to which the date is May 20, 2000, relating to the financial statements of webMethods, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

McLean, Virginia
July 13, 2000